EXHIBIT C

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                    December 31, 1996       December 31, 1996
                                    ------------------     -------------------

Operating Expenses:
  Operation Expense                     $  8,873                 $25,362
  Depreciation, Depletion and
   Amortization                                -                     (37)
  Other Taxes                                800                    (181)
                                        --------                 -------

Total Operating Expenses                   9,673                  25,144
                                        --------                 -------

Other Income:
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                               6,146*                 15,103
    Enerchange                           (34,301)*                81,510
                                        --------                 -------
                                         (28,155)                 96,613
                                        --------                 -------

Other Deductions:
  Interest-Assoc. Companies                4,858                  17,397
                                        --------                 -------

Pretax Income                            (42,686)                 54,072
                                        --------                 -------

Income Taxes - Current                   (13,913)                (53,498)
             - Deferred                     (489)                 76,011
                                        --------                 -------
                                         (14,402)                 22,513
                                        --------                 -------

Net Income (Loss)                       $(28,284)                $31,559
                                        ========                 =======


*   Amount includes adjustment of prior quarter activity.